EXHIBIT (11)

STATEMENT REGARDING COMPUTATION OF PER SHARE LOSS:
(In thousands, except number of days and per share data)

     (A) Computation of the weighted average number of shares of common stock outstanding for the periods indicated:


                 QUARTERS ENDED April 3, 2003 AND April 4, 2002

                                                                                 WEIGHTED
                               SHARES OF    NUMBER OF DAYS    NUMBER OF       NUMBER OF SHARES
                             COMMON STOCK    OUTSTANDING      SHARE DAYS        OUTSTANDING
                             ------------   --------------  --------------    ----------------
Quarter Ended April 3, 2003

January 3 - April 3              7,139            91            649,675
Shares Issued                       47         Various            1,404
                                 -----                          -------
                                 7,186                          651,079            7,155
                                 =====                          =======            =====

Quarter Ended April 4, 2002

January 4 - April 4              7,081            91            644,397
Shares Issued                       28         Various            1,207
                                 -----                          -------
                                 7,109                          645,604            7,095
                                 =====                          =======            =====


               TWO QUARTERS ENDED APRIL 3, 2003 AND APRIL 4, 2002

                                                                                WEIGHTED
                             SHARES OF    NUMBER OF DAYS    NUMBER OF       NUMBER OF SHARES
                           COMMON STOCK    OUTSTANDING      SHARE DAYS         OUTSTANDING
                           ------------   --------------  --------------    ----------------
Period Ended April 3, 2003

October 1 - April 3              7,129           185          1,318,945
Shares Issued                       57         Various            2,486
                                 -----                        ---------
                                 7,186                        1,321,431            7,143
                                 =====                        =========            =====

Period Ended April 4, 2002

October 1 - April 4              7,065           186          1,314,054
Shares Issued                       44         Various            3,230
                                 -----                        ---------
                                 7,109                        1,317,284            7,082
                                 =====                        =========            =====

     (B)  Computation of Loss Per Share:

          Computation of loss per share is net loss divided by the weighted average number of shares of common stock outstanding for the periods indicated:


                                                        QUARTER ENDED      TWO QUARTERS ENDED
                                                  April 3,    April 4,    April 3,    April 4,
                                                    2003        2002        2003        2002
                                                 ---------   ---------   ---------   ---------
Basic:
 Weighted average number of shares
  of common stock outstanding                       7,155       7,095       7,143       7,082
                                                   ------      ------      ------      ------

 Net loss                                         ($2,275)    ($1,138)    ($8,244)    ($1.029)
                                                   ------      ------      ------      ------

 Net loss per share                               ($ 0.31)    ($ 0.16)    ($ 1.15)    ($ 0.15)
                                                   ======      ======      ======      ======


Assuming dilution:
 Weighted average number of shares
  of common stock outstanding                       7,155       7,095       7,143       7,082
 Net effect of dilutive stock
  options-not included if the
  effect was antidilutive                               0           0           0           0
                                                   ------      ------      ------      ------
 Total                                              7,155       7,095       7,143       7,082
                                                   ------      ------      ------      ------

 Net loss                                         ($2,275)    ($1,138)    ($8,244)    ($1,029)
                                                   ------      ------      ------      ------

 Net loss per share                               ($ 0.31)    ($ 0.16)    ($ 1.15)    ($ 0.15)
                                                   ======      ======      ======      ======